                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of report: April 29, 1999

                Date of earliest event reported: August 26, 1998

                                  FVC.COM, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)



      000-23305                                          77-0357037
      ---------                                          ----------
(Commission File No.)                        (IRS Employer Identification No.)



                               3393 Octavius Drive
                              Santa Clara, CA 95054
              (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (408) 567-7200



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Item 7. Pro Forma Financial Information.

On November 9, 1998, FVC.COM, Inc. filed a Current Report on Form 8-K/A which included pro forma financial information with respect to the acquisition of ICAST Corporation ("ICAST") by FVC Acquisition Corp., a wholly owned subsidiary of FVC.COM, Inc. In its Annual Report on Form 10-K for the year ended December 31, 1998 FVC.COM disclosed that the Company has recomputed the in-process research and development charge ("IPR&D") for its acquisition of ICAST in accordance with new Securities and Exchange Commission ("SEC") guidelines. Based on the new SEC guidelines the Company has reduced its estimate of the amount allocated in IPR&D in the ICAST acquisition by $1.5 million, from $6.2 million to $4.7 million. The pro forma financial information filed herewith gives effect to the impact of this revision.

The pro forma financial information filed herewith is as follows:

     a.   Pro Forma Financial Information

          Pro forma fianancial information for the year ended December 31, 1997 and the six months ended June 30, 1998 are included herein.


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

Item 7(a) - Pro Forma Financial Information

     On August 26, 1998, FVC.COM, Inc. ("FVC" or the "Company") acquired ICAST Corporation ("ICAST"). Since its inception, ICAST has been developing software designed for Internet and intranet broadcasting of real-time video, audio and data. The Company acquired all of the outstanding stock of ICAST in exchange for 401,389 shares of FVC.COM common stock, a cash payment of $327,000 and the assumption of certain debt and outstanding ICAST stock options and warrants. The transaction was accounted for as a purchase, accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based upon their estimated fair market values at the date of acquisition as determined by an independant appraisal. The acquired in-process research and development ("IPR&D") represented the estimated fair market value, using a risk-adjusted income approach, of specifically identified technologies which had not reached technological feasibility and had no alternative future uses.

      The purchase price, including liabilities assumed of $1.8 million, aggregated approximately $7.6 million, of which $6.2 million was initially allocated to IPR&D. As a result of recent views expressed by the Securities and Exchange Commission staff, the Company subsequently reduced its estimate of the amount allocated to IPR&D by $1.5 million to $4.7 million and allocated $2.5 million to goodwill and other identified intangibles.

      The following unaudited pro forma combined condensed financial information reflects the business combination between FVC and ICAST accounted for using the purchase method of accounting. The pro forma combined condensed statements of operations combine FVC's historical statements of operations with ICAST's historical statements of operations for the year ended December 31, 1997, and the six months ended June 30, 1998, and give effect to the reduction in the amount initially allocated to IPR&D referred to above. The pro forma combined condensed statements of operations reflect the combination as if it had occurred at the beginning of each period presented. A pro forma combined balance sheet is not being filed purusant to Rule 11-02 of Regulation S-X. The consolidated blance sheet of FVC filed in connection with the FVC.COM, Inc. Quarterly Report on Form 10-Q/A for the quarter ended September 30, 1998 includes the balance sheet data for ICAST.

     The unaudited pro form combined condensed statements of operations are not necessarily indicative of the operating results that would have been achieved had the transaction been effected as of the beginning of such periods and should not be construed as representative of future operations.


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                       FVC.COM, INC. AND ICAST CORPORATION
              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                      (in thousands, except per share data)
                                   (unaudited)

                                                   Year ended
                                                December 31, 1997
                                             ------------------------   Pro Forma       Pro Forma
                                             FVC.COM, Inc. ICAST Corp.  Adjustments      Combined
                                             ------------- -----------  -----------      --------
Revenues ..................................    $ 18,771     $    107                     $ 18,878
Cost of revenues ..........................      10,466           16                       10,482
                                               --------     --------                     --------
        Gross profit ......................       8,305           91                        8,396
Operating expenses:
        Research and development ..........       5,420        1,049                        6,469
        Selling, general and administrative       6,997          980     $    516(1)        8,493
                                               --------     --------                     --------
Total operating expenses ..................      12,417        2,029                       14,962
                                               --------     --------                     --------
Operating loss ............................      (4,112)      (1,938)                      (6,566)
Other (expense) income, net ...............        (216)          59                         (157)
                                               --------     --------                     --------
Net loss ..................................    $ (4,328)    $ (1,879)    $    516        $ (6,723)
                                               --------     --------     --------        --------
                                               --------     --------     --------        --------
Basic and diluted net loss per share ......    $  (1.44)                                 $  (1.97)
                                               --------                                  --------
                                               --------                                  --------
Shares used to compute basic and diluted
        net loss per share ................       3,012                                     3,413
                                               --------                                  --------
                                               --------                                  --------



See accompanying notes to pro forma combined condensed statements of operations


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

                       FVC.COM, INC. AND ICAST CORPORATION
              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                      (in thousands, except per share data)
                                   (unaudited)


                                                 Six Months ended
                                                   June 30, 1998
                                             ------------------------   Pro Forma       Pro Forma
                                             FVC.COM, Inc. ICAST Corp.  Adjustments      Combined
                                               --------     --------     --------        --------
Revenues ..................................    $ 20,033     $    244                     $ 20,277
Cost of revenues ..........................      10,805           36                       10,841
                                               --------     --------                     --------
        Gross profit ......................       9,228          208                        9,436
                                               --------     --------                     --------
Operating expenses:
        Research and development ..........       3,871          814                        4,685
        Selling, general and administrative       5,347        1,088     $    258(1)        6,693
                                               --------     --------                     --------
Total operating expenses ..................       9,218        1,902                       11,378
                                               --------     --------                     --------
Operating loss ............................          10       (1,694)                      (1,942)
Other expense, net ........................        (381)         (16)                        (397)
                                               --------     --------     --------        --------
Net loss ..................................    $   (371)    $ (1,710)    $    258        $ (2,339)
                                               --------     --------     --------        --------
                                               --------     --------     --------        --------

Basic and diluted net loss per share ......    $  (0.05)                                 $  (0.30)
                                               --------                                  --------
                                               --------                                  --------
Shares used to compute basic and diluted
        net loss per share ................       7,504                                     7,905
                                               --------                                  --------
                                               --------                                  --------


 See accompanying notes to pro forma combined condensed statements of operations

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                       FVC.COM, INC. AND ICAST CORPORATION
           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

                                   (unaudited)



1.   Adjustments to the Pro Forma Combined Condensed Statements of Operations


     The pro forma combined condensed statements of operations for the year ended December 31, 1997 and the six months ended June 30, 1998 include increases of $516,000 and $258,000, respectively, in selling, general and administrative expenses to reflect the amortization of goodwill and other intangible assets resulting from the acquisition over their estimated useful lives.


2.   Nonrecurring Charges

     The nonrecurring charge of $4,664,000, resulting from IPR&D is not reflected in the pro forma information presented herein pursuant to
     Article 11 of Regulation S-X. Amounts allocated to technology were estimated based upon an independent appraisal which used a risk adjusted income approach applied to specifically identified technologies giving consideration to the stage of completion of such technologies. In-process technology was expensed upon acquisition because technological feasibility had not been established and no alternative future uses existed.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                  FVC.COM, INC.


Dated:  April 29, 1999                     By:    /s/ James O. Mitchell
                                                  -----------------------------
                                                  James O. Mitchell
                                                  Vice President, Operations
                                                  and Chief Financial Officer

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